EXHIBIT 23
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Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-61516) of The Robert Mondavi Corporation of our report dated July 30, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
San Francisco, California
September 26, 2003



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